Exhibit 99.1

1847 Holdings LLC

Transcript of Fireside Chat

September 2023

Natalya Rudman

Thank you for joining 1847 Holdings fireside chat. My name is Natalya Rudman, Senior Vice President at Crescendo Communications and I will be joined by Ellery Roberts, CEO of 1847 Holdings.

Before we get started, we would like to remind everyone that this webinar contains certain "forward-looking statements" within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These forward-looking statements involve known and unknown risks as well as uncertainties. Although the Company believes that its expectations are based on reasonable assumptions, the actual results that the Company may achieve may differ materially from any forward-looking statements, which reflect the opinions of the management of the Company only as of the date hereof. The forward-looking statements made during this call are based upon management’s reasonable belief as of today’s date, September 22, 2023. 1847 Holdings undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

With that, we will now turn the call over to CEO Ellery Roberts.

Please go ahead, Ellery.

Ellery Robert

Thank you Natalya, and thanks to everyone for joining us today.

The last couple of months have been transformative for 1847. Our growth and synergy thesis is playing out as we had planned and this was recently reflected in our quarterly results where we reported a 50% year-over-year increase in revenue for the second quarter of 2023 and sequential growth of 25.8% from the first quarter of 2023.

We attribute this performance to the strength of our platform and our ability to support the growth of our portfolio companies, while at the same time improving their profitability. Based on our current trajectory, we continue to reaffirm our prior guidance of revenue in excess of $90 million in 2023.

We recently restructured promissory notes, held by Mast Hill and Leonite Capital, totaling approximately $1.75 million outstanding. Based on the agreements with the investors, the promissory notes are no longer convertible to equity, as long as they are repaid by the Company over a 12-month amortization schedule.

This was an important milestone and is designed to protect the interests of shareholders by minimizing equity dilution. As I have stated on multiple occasions, we had a short-term cash need driven by the rapid growth of our portfolio companies. However, with the cash flow now being generated as a result of these investments, we are in a much stronger financial position. In turn, this has allowed us to negotiate more favorable terms, both with our existing lenders, as well as potential future lenders, as we seek to appropriately leverage debt to support our accretive M&A strategy.

To be clear, we do not believe we have any near-term need for equity funding. Given our growth and improving cash flow, we believe we are in a strong position to maximize returns for shareholders going forward.

Having significantly enhanced our capital structure, we also enacted a 1-for-25 reverse stock split on September 11. We received a written notification from the NYSE American on August 31, 2023 that stated that the Company was not in compliance with the continued listing standards. The board took immediate action to implement the reverse split in order to avoid accelerated delisting action from the NYSE and to protect our shareholders. Since we are a limited liability company, and under Delaware Law and the Company's operating agreement, the board is authorized to effect a reverse stock split without shareholder approval or the need to make any filing in the state of Delaware. We didn't undertake this lightly and retaining our listing on a national exchange was absolutely necessary in order for us to attract institutional, as well as retail investors going forward.

In addition, our cash flow is improving, which we anticipate will allow us to resume dividends and opportunistically repurchase stock in the future, subject to establishing a stock buyback plan and future market conditions. Egan-Jones recently affirmed their BB+ rating on our senior credit facility, which further illustrates the strength of our balance sheet. I have personally purchased shares in the open market, and plan to purchase additional shares subject to limitations within the Company's insider trading policy. Overall, I am more excited than ever about the outlook for the business, and believe this final step in our restructuring will allow us to drive significant value for shareholders in the months and years ahead.

We also helped our subsidiary, ICU Eyewear Holdings, replace their revolving loan with a new lender, increasing the borrowing capacity from $5 million to $15 million and extending the maturity of the revolving loan to September 11, 2026.

With this new revolving loan facility in place, ICU has strengthened its liquidity and increased its financial flexibility to enable it to grow its business without any equity dilution. This is another great example of the significant value we provide to our portfolio companies, through an accretive, private-equity-style holding company business model.

Most importantly, we are excited about our collaboration with Mountain Ridge Capital and see an opportunity to potentially expand this relationship across our portfolio companies.

Despite the value we have created and the accomplishments we have achieved, it hasn’t been recognized in the market. We have received fraudulent attacks on message boards and twitter stating that we have acted illegally regarding the reverse split, which is false. As a public entity, every action that has been taken by the Company has been approved by legal and filed appropriately with the Securities and Exchange Commission. We conduct our business ethically, with integrity and remain committed to conducting our business affairs in compliance with all applicable laws, rules and regulations. We are a fully audited SEC reporting company and every time we issue a filling, I am legally putting myself on the line.

In contrast, investors have been posting false and misleading information on the message boards and in other places. I would like to remind everyone on the call that there is no legal accountability for these posts. Whereas everything we say in our press releases and put in our filings has been reviewed and scrutinized by outside legal counsel and as it relates to our financials, the auditors as well. So I would simply state that investors should carefully consider the source of their information when making investment decisions.

We have also received numerous threats and hate speech, including threats to myself, our board, our employees and our families. We take these threats very seriously. It is a crime to make threats with the intent to place the recipient, or their family, in fear of their safety. We will not tolerate any threats or harassment and will pursue all available avenues, including by pressing criminal charges, to protect the safety of our employees.

I would now like to answer questions that have been submitted by our investors.

Natalya, would you please lead us through the Q&A discussion?

Natalya Rudman

All right, thanks, Ellery. We suggested interested parties submit their questions in advance. We'd like to address those questions for you now. Some questions were duplicative so we did our best to reconcile those where possible. If you have any further questions after the call, please feel free to follow up with investor relations and we'll be sure to respond to you as quickly as possible. Let's start with the first question.

What is the status of Asiens and 1847 cabinets? And why are you considering spinning out these businesses?

Ellery Roberts

Thanks for the question Natalya. The first part of the question is not a question we can answer at this point because of certain regulatory concerns. But for the second part, why are we considering this action at this point? It's because for one Asiens is in the midst of an opportunistic situation that may afford it the opportunity to be spun out. I wish I could provide better clarity but there is sensitive information that can't be disclosed relative to that portfolio company. With respect to 1847 Cabinets, as we've always said, that has been a driving force behind the growth of 1847 Holdings and its explosive growth I think would situate it well for going public as a standalone vehicle.

Natalya Rudman

Great so our next question is why weren’t the specifics of the agreement with Spartan more fully disclosed and why is the Company considering going private?

Ellery Roberts

Well, we arrived at that conclusion as a management team and as a board as a result of the failure, we believe, by the public market to recognize the value that exists in the holdings we currently own. And as the stock price does not reflect what we feel, the true value is of the Company. We wanted to let shareholders know that we were not going to stand pat, and that we would avail ourselves to whatever strategic opportunity might exist to create or unlock fair value for the Company's stock. All of the terms for the Spartan engagement will be disclosed when needed, and when required by the Securities & Exchange Commission and the NYSE.

Natalya Rudman

Thank you. Next question. Why did the Company raise capital when it did and where did the money from the financing that we completed go?

Ellery Roberts

Yes, we raised capital because as we've stated for nearly 12 months, the growth that we are experiencing is incredibly significant. We are recognizing or realizing nearly 100% growth year over year, and that growth comes with a cost which is additional capital to fund accrued expenses and to make investments in inventory and equipment and systems that will further allow us to take advantage of the growth that lies ahead.

Natalya Rudman

Thank you. Next question. Why did the Company default on its debt?

Ellery Roberts

We had payment obligations we failed to satisfy and as a result we defaulted. The lender had the opportunity to take a much, much more aggressive posture with the Company, but they thought it was more beneficial for them and the Company to convert to equity. However, as we stated in the past, our cash flow continues to improve as validated by the lender’s decision to convert to equity given their belief in the underlying business and assets of the Company. Given our improving cash flow, we also restructured outstanding promissory notes, which are no longer convertible to equity as long as they are repaid by the Company over a 12-month amortization schedule, which should enable us to avoid further dilution.

Natalya Rudman

That leads us into our next question. How many convertible notes are left?

Ellery Roberts

There are approximately $4.8 million of convertible notes left. Recently we raised a round of $3.1 million through Spartan Capital, in addition to the $1.7 million of notes that were outstanding and restructured.

Natalya Rudman

Next question. Why did the Company enact the reverse split? And a related question. Why act on the reverse split immediately if we had a few months to regain compliance?

Ellery Roberts

The reverse split was enacted as a result of a non-compliance letter sent from the NYSE American exchange given the fact that the stock price would precipitate an immediate delisting if the price fell below a certain level. We felt it was prudent to aggressively confront the non-compliance with the reverse split, taking the potential delisting out of the hands of the market price which could change very quickly without notice.

Natalya Rudman

Thank you. Our next question is why hasn't the Company been communicating more with investors?

Ellery Roberts

Well, we've been working away trying to improve shareholder value, and we feel that we would like to communicate within the confines of SEC rules and regulations. We feel that we share information as it is fully vetted and appropriate, rather than making statements that are not fully vetted. And we will continue to provide information that has been cleared both by legal and is consistent with the rules and regulations on the exchange and with the SEC.

Natalya Rudman

Thank you. Next question. Are insiders considering purchasing stock?

Ellery Roberts

Insiders are considering purchasing stock but we have to take into account blackout periods and the limited windows when stock can be purchased. I myself have been purchasing stock when those windows are open and I believe managers and board members will weigh into the market in the near future.

Natalya Rudman

Thank you. Next question. When will the dividend be back?

Ellery Roberts

As we currently forecast we believe the dividend will be back in the latter half of 2024 or in the first half of 2025. Right now we're focused on reinvesting our cash in the operating businesses to drive capital appreciation through the value of the entities. But as soon as we believe that we have excess cash flow beyond our working capital needs, as we have in the past, we will share that excess cash with our shareholders.

Natalya Rudman

Thank you. Next question. What happened to the warrant dividend that was issued?

Ellery Roberts

The warrant dividends still exists. But given the strike price, it's unlikely that that warrant dividend would materialize as cash available to the Company because that would that would require shareholders effectively exercising those warrants and the warrants strike price is well above the current stock price of the Company.

Natalya Rudman

Thank you, our next question. Are you thinking about doing a share buyback to regain investors' confidence?

Ellery Roberts

We are considering a share buyback to gain investor competence, but as with the dividend, we are first and foremost focused on accumulating cash, reinvesting that cash to address our working capital needs to ensure that we are self sufficient prior to distributing excess cash or buying back our stock. So to the extent that we decided to buy back stock, that would also be something potentially that occurred in the latter half of 2024 or in the first half of 2025.

Natalya Rudman

Have you found out anything about the naked short sellers as a result of your investigations?

Ellery Roberts

We have. That is information that has been accumulated for us by a firm called ShareIntel and we are sharing that information with the appropriate authorities.

Natalya Rudman

Next question. Are you planning on acquiring any more subsidiaries?

Ellery Roberts

We are. We currently have under contract a consumer product company that we hope to close within the near future.

Natalya Rudman

Thank you. Our next question. Why is management compensated with bonuses if the stock has decreased.

Ellery Roberts

Our management team is compensated consistent with management executives at other operating entities. As a result of that, to attract top talent we have to provide for bonus incentives that are sometimes disconnected from the stock price as they might be functional accomplishments that can be used as a means of measuring the contributions of management to the operations excuse me of the entity. Case in point. The filings that are done on a consistent basis by our CFO and finance team are very important. And based on meeting certain filing deadlines and dates, and keeping us in a position where we are in compliance with a number of different regulatory bodies, the managers, we feel, should be justly rewarded for their hard work.

Natalya Rudman

We have two more questions left. Next question is, the subsidiaries are supposedly generating positive operating income. So why did the Company show a net loss for the last quarter?

Ellery Roberts

The Company has shown a net loss for the last quarter despite positive operating income being generated by our operating subsidiaries because of the cost that is attached to what we've created, which we believe is scalable and provides an umbrella under which we can continue to add other operating entities. We feel that we are near the inflection point where operating income will surpass public company costs associated with operating in the public. As a result of that, we're very excited about the near future.

Natalya Rudman

Very exciting. Last question is looking at the recent steps to help stop the decline of the stock and the good position the Company has with improving cash flows and positive performing assets and restructuring of debt, what plans does the Company have to bolster the stock value?

Ellery Roberts

Well, we are going to continue to keep our nose to the grindstone, continue to focus on improving the operations of the business, and reporting, I think, continued operating improvements and updates on strategic initiatives at the Company, is how we feel that we can further educate the public on the value that we hold. And that should drive greater recognition of the value and therefore, potentially, appreciation in the price of the stock. There are from our perspective, things that we would do that are disconnected from what I just mentioned, that would draw that would drive the value of the stock. Our job is to acquire good assets, put in place the right capital structure, and work to improve those assets over time.

Natalya Rudman

Thank you. That is all for questions. Ellery, I'll turn it over to you for closing remarks.

Ellery Roberts

Thank you Natalya. We believe we built a scalable business targeting accretive cashflow companies and we remain committed to delivering maximum value for our shareholders. As always, we appreciate the support of all our shareholders and look forward to providing updates as developments unfold.